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                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 5 to Registration Statement (File No. 333-43686) of American Spectrum Realty, Inc. on Form S-4 of our reports dated February 22, 2000 (relating to the financial statements of Nooney Income Fund Ltd. II, L.P. and Nooney Income Fund Ltd., L.P., collectively, the "Funds") appearing in the Prospectus, which is part of this Registration Statement, and of our reports dated February 22, 2000 relating to the financial statement schedules of the Funds appearing elsewhere in this Registration Statement. We also consent to the use in this Amendment No. 5 to Registration Statement (File No. 333-43686) of American Spectrum Realty, Inc. on Form S-4 of our report dated February 4, 2000 (relating to the financial statements of Nooney Real Property Investors-Two, L.P.) appearing in the Prospectus, which is part of this Registration Statement, and of or report dated February 4, 2000 relating to the financial statement schedules of the Nooney Real Property Investors-Two, L.P. appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus/Consent Solicitation Statement, which is part of this Prospectus.



/s/ Deloitte & Touche LLP

St. Louis, Missouri
August 3, 2001